UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2005

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 31, 2005, Murphy Sabah Oil Co., Ltd., an indirect wholly-owned subsidiary of Murphy Oil Corporation, entered into contracts for the charter of a floating, production, storage and offloading (FPSO) vessel and associated operation and maintenance work as part of the Kikeh Area Development plan. A copy of the Company’s news release announcing this is attached hereto as Exhibit 10.5.

Item 5.03. Amendment to By-Laws

On February 2, 2005, Murphy Oil Corporation amended Article IV, Section 3 of its By-Laws to make the Chairman of the Board of Directors an ex-officio member of all Committees of the Board.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

3.2	The By-Laws of Murphy Oil Corporation as Amended effective February 2, 2005 are attached hereto as Exhibit 3.2.

10.5	A news release dated January 31, 2005 announcing that Murphy Oil has awarded a Kikeh Area Development Contract is attached hereto as Exhibit 10.5.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Controller

Date: February 4, 2005

Exhibit Index

3.2	By-Laws of Murphy Oil Corporation as amended effective February 2, 2005.

10.5	A news release dated January 31, 2005 announcing that Murphy Oil has awarded a Kikeh Area Development Contract.